CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 2002


                                 WAYCOOL3D, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

              000-31365                              22-3720629
              ---------                              ----------
       (Commission File Number)          (IRS Employer Identification No.)

               306 DEMERS AVENUE, EAST GRAND FORK MINNESOTA 56721
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  (218)773-3297
              (Registrant's Telephone Number, Including Area Code)

                                SEGWAY VII CORP.
                             4400 ROUTE 9, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728

          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On April 30, 2002 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Waycool3d, Inc., a New Jersey corporation (the "Company"); Richard I. Anslow ("Anslow") and Gregg Jaclin ("Jaclin"), (collectively Anslow and Jaclin shall be known as the "Company Shareholders"); WayCool3D.com, Inc., a Nevada Corporation ("WayCool") and the shareholders of WayCool ("WayCool Shareholders") (collectively WayCool and the shareholders of WayCool shall be known as the "WayCool Group"), the Company acquired all of the Waycool shares from the Waycool shareholders. Pursuant to the terms of the Agreement, the Waycool shareholders and designees received a total of 9,000,000 shares of the Company's common stock from the Company shareholders and Waycool became a wholly owned subsidiary of the Company.

Pursuant to the terms of the Agreement, Richard Anslow resigned as the sole director of the Company and the following individuals were appointed to the Board of Directors: Bradly Kerr, Jon Zavoral and Peter Zavoral. In addition, Mr. Anslow resigned as President and Chief Executive Officer and the following individuals were named as officers of the Company:

         Bradly Kerr                      Chairman, President and Director
         John Zavoral                     Secretary and Director
         Peter Zavoral                    Treasurer and Director

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Waycool on April 30, 2002.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at May 1, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF              SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
-----------------------------------------------------------------------
Common Stock,                       Hatch Family Trust                     861,057            8.61%
$.0001 Par Value

Common Stock                        Lani Hatch                           1,750,115           17.50%

Common Stock                        Providence Sierra                      795,505            7.96%

Common Stock                        John Zavoral                         1,138,850           11.39%

Common Stock                        Peter Zavoral                        1,137,577           11.38%

Common Stock                        Richard Anslow                       1,000,000           10.00%

Common Stock                        Westminster Holdings                 2,200,000           22.00%

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common Stock                        John Zavoral                         1,138,850           11.39%

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Common Stock                        Peter Zavoral                        1,137,577           11.38%

All Directors and Officers
as a Group                                                               2,276,427           22.76%

The following is a biographical summary of the directors and officers of the
Company:

Bradly Kerr has been our President and Chairman of the Board since April, 2002. He has been President of our subsidiary Waycool3D.com, Inc since February, 2002 and prior to that time he was General Manager of Waycool3D.com, Inc. since August, 2001. Mr. Kerr was Director of Athletics at Jamestown College, Jamestown North Dakota for several years. During this time he developed goals and objectives, athletic scholarships, a corporate sponsorship program, enhancement of the Booster Club, new athletic programs (golf, soccer, women's hockey) and developed facility expansion (athletic training facility, soccer complex, and a football stadium). He was a representative for the college to internal and external constituencies to gain support (Chamber of Commerce, City Planning Commission, Municipal Airport, Promotion and Tourism, City Council, Public Schools, North Dakota State Hospital, Parks and Recreation, and Medical Clinic). Mr. Kerr also fulfilled duties of Budgeting, fund raising, staffing and Tournament Director (4 National Tournaments, 12 Regional Tournaments, and 12 Conference Tournaments). Prior to Jamestown College, Mr. Kerr taught and coached for 11 years at the University of North Dakota.

During Mr. Kerr's athletic director/coaching/teaching career, he received the following distinctions: NDCAC Administrator of the Year, Great Plains Region Administrator of the Year, Finalist for National Administrator of the Year, NCAA Rookie Coach of the Year, and NCC Coach of the Year. He received his Bachelor of Science from the University of North Dakota in 1978 and he received his Master of Education in 1985 from the University of North Dakota.

John Zavoral has been our Secretary since April, 2002. He has been Secretary of our subsidiary, Waycool3D.com, Inc. since May 2000. Mr. Zavoral brings 25 years of business experience to WayCool3D.com, Inc. and has been actively involved in the major decision-making and hiring of our management team. Since high school, John has worked as part of the management team at R.J. Zavoral & Sons, Inc. where he has served as the Secretary and Director of such company. Mr. Zavoral is part owner and manager of R.J Zavoral and, as such, supervises over 50 employees in their operations to build and grade roads, prepare sites, and underground construction. The business has grown under his management from 5 employees to over 70 employees with similar growth in income. Some of the projects that Mr. Zavoral oversees at R.J. Zavoral & Sons, Inc. are state highways, federal dike projects, emergency services for Army Corp. of Engineers (flood protection) and Arnold Palmer Golf Course development.

Peter Zavoral has been our Treasurer since April, 2002. He has been Treasurer of our subsidiary, Waycool3D.com, Inc. since May 2000. He is presently the President of RJ Zavoral & Sons, Inc. and has been part of their management team for 23 years. In addition, since 1991 he has been President of Clay Products, Inc where he supervises 7 employees. Clay Products, Inc. is a clay material and aggregate supplier.

Mr. Peter Zavoral received his Administrative Arts Degree from Assumption College in 1973. Peter Zavoral is actively involved in our community. He serves in the following capacities: Trustee at Sacred Heart Church, East Grand Forks, MN; Member, Finance Committee at Sacred Heart Church, East Grand Forks, MN; Altru Health Services Board Member since 1976, Grand Forks, ND; Huntsville Township Planning & Zoning Board; Board Member, Community Foundation of Grand Forks, ND; and a Member of the Board of Directors of the Diocese of Crookston, MN.

In addition to R.J. Zavoral & Sons, Inc. and Clay Products, Inc., John and Peter Zavoral are involved in these partnerships: Deacons Greens Development
(LLP),Grand Forks ND (this is a housing development with about 128 acres surrounding an Arnold Palmer signature golf course) and the River City Speedway (the goal of the speedway is to bring the Nascar(R) image to Grand Forks).

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2001. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of Waycool from the Waycool shareholders for a total of 9,000,000 shares of $0.001 par value common stock of the Company from the shareholders of the Company and Waycool became a wholly owned subsidiary of the Company.

Waycool is a development stage company, with 5 years of technology development experience and one patent (for the Video Wall) being brought to us by our founders. The Video Wall product has international sales and a billion dollar quarterly revenue potential, through the sales of equipment and Internet/video services.

Waycool is currently producing video flooring and various video projectors (from video cubes to walls to the crystal ball and double view kiosks). Because of the breadth of the potential market for 3D related products, there is an array of other commercial and consumer 3D products that are currently under development, such as a line of 3D lighting fixtures, a computer monitor attachment, a credit card advertising tool and even a jewelry box.


Waycool will manufacture 3Dimensional video image projectors, provide video advertising content to fit the informational needs of our clients and provide a major broadcasting hub for the Internet community. This medium is appropriate for the location-based entertainment industry, for independent businesses, for the professional training market and home entertainment market. We will also manufacture and produce unique and innovative products for home and office use.

Waycool will accomplish this by producing high quality hardware, hiring experienced personnel, and maintaining a determination to create a unique and enjoyable 3D experience for our customers. Clients will soon discover that working with us is a unique and professional way to develop new informational applications that are appropriate for any industry.

Waycool's short term goals include the (1) designing, manufacturing, and distribution of 3D machines to a broadening user market; (2) establishing ourself as an innovative company of 3-Dimensional imaging projecting systems and 3D video production; and (3) bringing the unique aesthetic and entertainment qualities of 3D technology into every home and business through affordable, unique and practical products (such as lighting fixtures, home decor, 3D video games and 3D picture frames). One of our long-term goals is to set up the only transmitting source of 3D programming available on the Internet. We will provide Internet programming domestically and internationally, with a monthly user fee generating revenue from worldwide users.

Waycool offers unique products for advertising and novelty use in commercial, office and home arenas. There are a few other companies with similar 3D video image projectors throughout the world. Most of the kiosks used at trade and craft shows, malls and similar locations use video projectors with two-dimensional formats, so the market is wide open to the introduction of the unique attention--getting 3D format that we offer. Waycool is developing lighter, more portable units which will further increase sales appeal. No other company offers a similar product to our patented 3D Video Wall. The unique attention--getting qualities of our products are especially evident when combining the 3D advertising with 2D broadcasting that our 3D Video Wall offers. The company anticipate that sports arenas and sports bars will be a great niche for this product.

The potential for growth is tremendous, both for sales of the machines and for a large volume of video production and Internet business; 3D advertising is eye-catching and immediately draws attention to the product. Additionally, viewing broadcasts in 3D is a unique experience, which will attract viewers around the world.

Distributors to large chain stores are begging for new home consumer products. The innovative, practical, eye-catching 3D home decor, lighting and entertainment products are already catching the attention of these distributors. We already have the distributors/Independent Sales Representatives in the following states: California, New Mexico, New York, Washington and Wisconsin. We have also established a distributor in Quebec, Canada and have interested parties in Australia.

The commercial products market is an ever-growing market. Advertisers, trade shows and retail establishments are always looking for a new and better way to grab the attention of consumers. They currently are limited to one- or two-dimensional viewing venues. Waycool has already found enthusiasm for our 3D video projectors and video walls. The advertiser and retailers using our 3D projectors are finding out that when a consumer looks at a product or service advertised in 3D, they remember it. 3D viewing is an exceptional experience and advertising is a very competitive market, so Waycool forecasts that the demand for our 3D machines will grow steadily. And since all of its 3D video projectors out in the field need to have new videos produced on a monthly, bi-annual or annual basis, video production will provide Waycool with an on-going source of income.

The target market for Waycool's 3D projectors, Video Wall and corresponding 3D video content will be establishments involved with advertising. This includes advertising agencies who wish to sell advertising bits, trade show participants who want to increase traffic to their displays, retailers who wish to draw customers into their establishments or highlight specific products within their stores, and also entertainment, event and sports entities who wish to promote their star figures and main events.

The 3D still and video bar tables will be a great new venue for bars, lounges and restaurants. A still image or specially formatted 3D video are projected out of the middle of the table for a unique, clean and always present advertising. This is especially effective for lower-lit atmospheres. The images can easily be changed with changing promotions.

Waycool's home and office consumer products (3D lighting fixtures, 3D computer components, 3D picture frames and 3D conference or end/coffee tables and handheld video games) will draw a wide variety of customers. People of most ages, genders and income levels can enjoy the novelty of its 3D products. Waycool will keep the prices affordable for most income groups and since the content of the 3D image can vary tremendously, Waycool has the ability to come up with the perfect image for nearly everyone.

Office buildings will be able to use the lighting to create a desired atmosphere or to use it to draw attention to certain areas or advertise their logo, products or services. Since its 3D lighting products can be used with basic lighting fixtures, businesses can easily and affordably enjoy the special atmosphere of 3D lighting. Its 3D Conference Table is perfect for displaying still or moving images to boost company morale and to spark product interest in customers.

Products and Services

Waycool is currently producing a series of 3D video image projection products. These products are revolutionizing the way consumers watch video productions by allowing the dynamic dimension of 3D viewing. Its current customers of our 3D Video Image Projectors use them for advertising and attracting customers. Waycool supplies the video projectors and also creates, shoots, edits, and animates videos to meet the specific needs of these clients. This video is delivered in DVD format or broadcast directly to the customer via the Internet.

Waycool is are also well on its way to break into the home and office decor industries with our unique 3D lighting, table and decorative products. It has a 3D table which can be adapted for coffee or end tables for the living room or for conference rooms. Its 3D lighting products are available for use outdoors, indoors, commercially or at home. The lighting fixtures can be stand alone, wall-mounted or ceiling-mounted. It is also developing a line of 3D computer monitors, computers and video games for home consumers. Waycool's goal is to provide a new 3D viewing experience (without the aid of special eyewear) with a software package that allows end-consumers to create their own 3D images.

The current market already produces some videos whose 3D effect requires the use of special optical wear. There are also some novelty items that are called 3D, but WayCool is the virtually the one of the few, if not the only, company producing equipment that actually projects has actual projected 3D images 6--8 inches in front of the projector, giving a 3D effect that is are visible with the naked eye. There are few other products on the market today that compare to our 3D table video image projectors or lighting fixtures. And likewise, Waycool currently creates the special videos that are displayed with our projectors.

Images are specially formatted by its video & imaging department. Images in most products can be still or moving video with sound. Still image units are designed for consumers to easily change the video images. Holiday & Seasonal images will be sold as sets for some of the units. Changing the specially formatted video in the units with DVD's is as simple as changing the DVD. Businesses can order new videos as their advertising needs change.

Patents and Trademarks

Waycool has one patent granted for the video wall and are in the process of filing for a patent on our 3D Video Monitor Attachment, 3D golf unit, 3D crystal ball kiosk, and 3D double view kiosk. It has patent pending status for the 3D casino games. It will continue to apply for patents and file additional design and utility patent applications as we develop and market our new products to maintain and protect our market opportunities. We have applied to register WAYCOOL3D.COM/WAYCOOL3D as our trademark.

Manufacturing and Production Plan

WayCool3D has secured a building for manufacturing in East Grand Forks, Minnesota, which gives it ample space to expand as our production grows. At present, it does not require any special machinery and the highest noise level that we will produce is that of an air compressor. There will be no toxic smells or environmental issues associated with the production of our 3D products.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number            Exhibit

10 Stock Purchase Agreement and Share Exchange dated as of April 30, 2002 between Waycool3d, Inc.; Richard I. Anslow and Gregg Jaclin; WayCool3D.com, Inc., and the shareholders of WayCool.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  WAYCOOL3D, INC.


                                  By:/s/ Bradly Kerr
                                  --------------------------------
                                         Bradly Kerr
                                         President

May 13, 2002